UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2009
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On November 23, 2009, in order to implement a reduction in workforce, Vion Pharmaceuticals, Inc. (the “Company”) provided notification to 16 of its employees and one officer that their last day of employment would be December 7, 2009. One other employee was notified that her last day of employment would be December 31, 2009. In addition, another officer will be resigning from the Company on November 30, 2009 and thereafter will continue as a consultant to the Company on an as needed basis.
These reductions totaling 19 employees represent approximately 48% of the Company’s workforce. Under the Company’s retention plan adopted in July 2008, the terminated employees would be entitled to severance totaling $1.2 million for being terminated without cause prior to December 31, 2009. The Company does not intend to pay such severance to the notified employees. The reduction in the workforce represents annual cash savings to the Company of approximately $2.7 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: November 24, 2009	By:	/s/ Howard B. Johnson
	Name:	Howard B. Johnson
	Title:	President and Chief Financial Officer